Sub-Item 77Q1(a): Copies of Material Amendments to the Trust's Declaration of Trust or By-laws
Amendment No. 21 dated February 11, 2014 to the Trust's Agreement and Declaration of Trust, dated September 16, 1997, is incorporated herein by reference to Exhibit (a)(22) to Post-Effective Amendment No. 48 to the Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on April 7, 2014 (Accession No. 0001193125-14-133819).